Exhibit 99.1

Cerus Corporation Announces Full-Year and Fourth Quarter 2025 Financial Results

2025 Total Revenue of $233.8 million, up 16% from 2024; 2025 Product Revenue of $206.1 million, up 14% from 2024

Strengthened Financial Foundation Through Strong Commercial Execution and Disciplined Operational Management

CONCORD, CA, March 2, 2026 - Cerus Corporation (Nasdaq: CERS) announced today financial results for its full year and fourth quarter ended December 31, 2025.

“Our strong 2025 results reflect our disciplined execution, as we continued to deliver on our mission of safeguarding the world’s blood supply. This past year, we achieved our highest annual kit shipments, enabling an estimated 600,000 patients worldwide to receive INTERCEPT-treated blood components,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “This translated into record product revenue of over $206 million, a narrowing of our GAAP net loss, and positive non-GAAP adjusted EBITDA for the second consecutive year. Looking ahead to 2026, we remain focused on improving global access to our INTERCEPT technologies, advancing our product development programs and building upon the solid financial foundation we have established.”

Additional highlights include:

•
Full-year 2025 and fourth-quarter 2025 total revenue comprised of (in millions, except percentages):

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2025	2024	$	%	2025	2024	$	%
Product Revenue	$57.8	$50.8	$7.0	14%	$206.1	$180.3	$25.8	14%
Government Contract Revenue	6.8	5.9	0.9	15%	27.7	21.1	6.6	31%
Total Revenue	$64.6	$56.8	$7.8	14%	$233.8	$201.3	$32.5	16%
Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

•
INTERCEPT Fibrinogen Complex (IFC) demand increased during the fourth quarter, with fourth quarter volumes - including kits and finished therapeutic doses (measured in FC15* equivalent units) - up over 50% compared to the prior year period. Fourth quarter U.S. IFC sales totaled $4.2 million, up from $3.0 million in the prior year period. For full year 2025, IFC demand more than doubled compared to 2024, while revenue increased approximately 80% to $16.7 million.
•
Entered into a group purchasing agreement with Blood Centers of America (BCA) during the fourth quarter, covering the Company’s licensed product portfolio. BCA is the largest blood supply cooperative in the U.S., with its member centers collecting and distributing approximately 50% of the nation’s blood supply.
•
Recently announced the start of the INITIATE study by the German Red Cross Blood Donation Service Baden-Württemberg – Hessen. INITIATE is a Phase 4 study evaluating the routine clinical use in Germany of pathogen-inactivated platelets utilizing the INTERCEPT Blood System.
•
Not including government grant revenue, the Company expects full-year 2026 product revenue to grow 9% to 11% year over year.

•
Cash, cash equivalents, and short-term investments were $82.9 million at December 31, 2025.

Revenue

Product revenue for the fourth quarter of 2025 was $57.8 million, compared to $50.8 million for the prior year period, representing year-over-year growth of 14%. Fourth quarter growth was primarily driven by strength in EMEA across the platelets franchise and continued rollout of INT200, as well as increased U.S. IFC sales. Product revenue for the full year 2025 was $206.1 million, compared to $180.3 million for the prior year, representing 14% growth. Full-year growth was driven by continued expansion of the Company’s global platelet products, increased U.S. IFC sales, and the launch of INT200 in EMEA.

Government contract revenue for the fourth quarter of 2025 was $6.8 million, compared to $5.9 million during the prior year period. Full year 2025 government contract revenue was $27.7 million, compared to $21.1 million during the prior year period. The increase in fourth quarter and full year government contract revenue was largely driven by BARDA-related projects.

Product Gross Profit and Margin

Product gross profit for the fourth quarter of 2025 was $29.7 million, increasing by 9% over the prior year period. Product gross margin for the fourth quarter of 2025 was 51.5% compared to 53.9% in the same period last year. Full-year 2025 product gross profit was $112.3 million, representing 13% growth compared to 2024. Full-year product gross margin was 54.5%, compared to 55.2% in the prior year. Higher IFC therapeutic production costs, ongoing trade regulation and inflationary pressures, as well as foreign exchange rates contributed to the change in product gross margin percentage compared to the prior year for both periods.

Operating Expenses

Total operating expenses for the fourth quarter of 2025 were $37.2 million, compared to $34.8 million in the same period of the prior year, representing a 7% year-over-year increase. For the full year 2025, total operating expenses were $148.6 million, compared to $134.8 million in 2024.

Research and development (R&D) expenses for the fourth quarter of 2025 were $16.4 million, compared to $15.4 million in the prior year period. For the full year 2025, R&D expenses totaled $67.7 million, compared to $58.9 million in 2024. Higher government contract costs and workforce-related costs contributed to the increase in R&D expenses for the fourth quarter. For the full year, the increase was driven by the same factors as well as increased development costs associated with the Company’s red blood cell and INT200 programs.

Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2025 were $20.8 million, compared to $19.3 million in the prior year period. For the full year 2025, SG&A expenses totaled $80.9 million, compared to $75.9 million for the full year 2024.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation narrowed for the fourth quarter of 2025 and was $2.2 million, or $0.01 per basic and diluted share, compared to $2.5 million, or $0.01 per basic and diluted share, for the fourth quarter of 2024.

For the full year 2025, net loss attributable to Cerus Corporation was $15.6 million, or $0.08 per basic and diluted share, compared to $20.9 million, or $0.11 per basic and diluted share, in 2024.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the fourth quarter of 2025 was $3.4 million, compared to $3.3 million for the fourth quarter of 2024. Full-year 2025 non-GAAP adjusted EBITDA was $9.5 million, compared to $5.7 million in 2024. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet and Cash Flows

At December 31, 2025, the Company had $82.9 million in cash, cash equivalents and short-term investments, compared to $80.5 million at December 31, 2024.

As of December 31, 2025, the Company had $65.0 million outstanding on its term loan and $19.0 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $16.0 million as of December 31, 2025, which is dependent on eligible assets supporting the borrowing base.

For the fourth quarter of 2025, the Company generated $6.2 million in operating cash flow, compared to $4.9 million in the prior year period. The Company generated $8.1 million of operating cash flow in the second half of 2025 offsetting operating cash used during the first half of 2025. As a result, for the full year 2025, the Company generated $4.8 million in operating cash flow, compared to $11.4 million generated during 2024. These results were consistent with the Company’s previously communicated expectations which anticipated first-half cash use related to inventory investment, followed by stronger operating cash flow in the second half of 2025.

Reaffirming 2026 Product Revenue Guidance

The Company expects full-year 2026 product revenue to be in the range of $224 million to $228 million, representing year-over-year growth of 9% to 11% compared to 2025 product revenue. Included in the 2026 guidance range is expected full-year 2026 IFC revenue of $20 million to $22 million, representing year-over-year growth of approximately 20% to 30% from 2025.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through March 23, 2026.

*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ expectation that full-year 2026 product revenue will be in the range of $224 million to $228 million, including IFC revenue of between $20 million and $22 million; Cerus’ expectation that full-year 2026 product revenue will grow 9% to 11% year over year; Cerus continuing to have access to $16.0 million under its revolving line of credit; Cerus’ ability to continue to improve global access to its INTERCEPT technologies; Cerus’ ability to advance our product development programs; the continued commercialization and launch of INT200 and IFC; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System and IFC; the risk that Cerus may not meet its 2026 annual product revenue guidance; the risk that Cerus may not effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation or INT200; the risk that Cerus may not grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contributions resulting from its U.S. and European market agreements; risks related to the uncertain and time-consuming development and regulatory process, including the risk that Cerus may be unable to obtain requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks associated with macroeconomic developments, including ongoing military conflict in Ukraine, new or increased tariffs and escalating trade tensions, inflation, rising interest rates and foreign exchange volatility and the resulting global economic and financial disruptions; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other healthcare constituencies that pathogen reduction and the INTERCEPT Blood System are safe, effective and economical; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including risks that (a) Cerus’ supply chain could be negatively impacted as a result of macroeconomic developments, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third-party suppliers; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2025 vs. 2024	2025 vs. 2024
Platelet Kit Growth
North America	-3%	4%
International	6%	4%
Worldwide	0%	4%

Change in Calculated Number of Treatable Platelet Doses
North America	-3%	4%
International	4%	2%
Worldwide	-1%	3%
Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2025	2024	$	%	2025	2024	$	%
North America	$34,960	$33,270	$1,690	5%	$135,875	$119,978	$15,897	13%
Europe, Middle East and Africa	21,801	16,080	5,721	36%	67,370	56,327	11,043	20%
Other	990	1,459	(469)	-32%	2,888	3,965	(1,077)	-27%
Total product revenue	$57,751	$50,809	$6,942	14%	$206,133	$180,270	$25,863	14%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Unaudited Three Months Ended		Twelve Months Ended
	December 31,		December 31,
			Unaudited	Audited
	2025	2024	2025	2024
Product revenue	$57,751	$50,809	$206,133	$180,270
Cost of product revenue	28,002	23,424	93,845	80,748
Gross profit on product revenue	29,749	27,385	112,288	99,522
Government contract revenue	6,828	5,942	27,665	21,051
Operating expenses:
Research and development	16,390	15,443	67,720	58,907
Selling, general and administrative	20,828	19,333	80,914	75,891
Total operating expenses	37,218	34,776	148,634	134,798
Loss from operations	(641)	(1,449)	(8,681)	(14,225)
Total non-operating expense, net	(1,424)	(1,002)	(6,602)	(6,531)
Loss before income taxes	(2,065)	(2,451)	(15,283)	(20,756)
Provision for income taxes	119	111	354	205
Net loss	(2,184)	(2,562)	(15,637)	(20,961)
Net loss attributable to noncontrolling interest	-	(41)	(10)	(43)
Net loss attributable to Cerus Corporation	$(2,184)	$(2,521)	$(15,627)	$(20,918)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.01)	$(0.01)	$(0.08)	$(0.11)
Weighted average shares outstanding:
Basic and diluted	192,109	185,734	190,594	184,563

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2025	2024
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$19,961	$20,266
Short-term investments	62,918	60,186
Accounts receivable, net	30,374	29,777
Current inventories	56,101	38,150
Prepaid and other current assets	5,030	3,643
Total current assets	174,384	152,022
Non-current assets:
Property and equipment, net	9,204	7,154
Operating lease right-of-use assets	10,124	8,384
Goodwill	1,316	1,316
Non-current inventories	15,143	14,145
Other assets and restricted cash	11,688	17,896
Total assets	$221,859	$200,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$53,279	$40,638
Debt – current	43,343	19,297
Operating lease liabilities – current	2,905	2,275
Deferred revenue – current	1,274	1,398
Total current liabilities	100,801	63,608
Non-current liabilities:
Debt – non-current	40,545	64,862
Operating lease liabilities – non-current	10,153	11,663
Other non-current liabilities	5,395	3,888
Total liabilities	156,894	144,021
Stockholders' equity:	64,224	56,145
Noncontrolling interest	741	751
Total liabilities and stockholders' equity	$221,859	$200,917

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net loss attributable to Cerus Corporation	$(2,184)	$(2,521)	$(15,627)	$(20,918)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	-	(41)	(10)	(43)
Provision for income taxes	119	111	354	205
Total non-operating expense, net (i)	1,424	1,002	6,602	6,531
Loss from operations	(641)	(1,449)	(8,681)	(14,225)

Adjustments to loss from operations:

Operating depreciation and amortization	1,108	1,104	4,240	4,568
Government contract revenue (ii)	(6,828)	(5,942)	(27,665)	(21,051)
Direct expenses attributable to government contracts (iii)	4,797	3,975	18,705	13,488
Share-based compensation (iv)	4,927	5,504	22,867	22,867
Costs attributable to noncontrolling interest (v)	-	82	21	85
Non-GAAP adjusted EBITDA	$3,363	$3,274	$9,487	$5,732

i. Includes interest income/expense and foreign exchange gains/losses.
ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.
v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.